DATED THIS 8th DAY OF December 1997




                                     BETWEEN


                   EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD


                                       AND


                         EVERBLOOM MUSHROOM (UK) LIMITED




                               LICENCE AGREEMENT





                                 Contact person:
                                Dr Tan Kok Kheng
                                Managing Director
                                  Tel: 4821070
                                  Fax: 4821657

     THIS AGREEMENT is made on the 8th day of December 1997 BETWEEN EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD, a company incorporated in the Republic of Singapore and having its registered office at 9 Seletar West Farmway 5, Singapore 798057 (hereinafter referred to as "Everbloom") of the one part AND EVERBLOOM MUSHROOM (UK) LIMITED of United Kingdom, formerly PM 172 LIMITED, whose registered office is at 12 St Catherine Stree, Cupar, Fife, Scotland, UK (hereinafter referred to as "EM UK") of the other part;

WHEREAS

(A) Everbloom has the Know-how/Technology to cultivate Shiitake Mushroom using the Process as set out in USA Patent Nos. 4987698, 4542608 and 4833821, European Patent Nos. 0107911 and 0248636 and British Patents Nos. 0107911, 2191074 and 2223922 and the Materials to produce Logs and Spawn.

(B) EM (UK) is desirous of cultivating Shiitake Mushroom and producing Logs and Spawn.

(C) Everbloom hereby agrees to grant to EM (UK) the right to cultivate Shiitake Mushroom and to produce Logs and Spawn in United Kingdom and to supply the technical know-how and data and to provide the necessary assistance upon the terms and conditions hereinafter appearing.

IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.1 Whenever used in this Agreement the following terms shall be deemed to have the following meanings unless the context otherwise requires:-

      "Business"          shall mean the cultivation of Shiitake Mushroom
                          and production of Logs and Spawn by EM (UK).

      "Chemical           Mix" shall mean the nutrients developed by
                          Everbloom for the cultivation of Shiitake
                          Mushrooms and production of Logs and Spawn.

      "Documentation"     shall mean the written Technical Information
                          and Improvements pertaining to Product and the plant, machinery and raw materials required for production thereof and shall include designs, drawings, manuals, brochures, pamphlets, slides, photographs, audio and video tapes, advertisement materials and promotional aids.

      "Effective Date"    shall mean the date on which this Agreement comes
                          into operation.

      "Everbloom's        shall mean a suitably qualified consultant to be
      Consultant"         made available by Everbloom for the purpose of
                          providing the services referred in Clause 4 hereof.

      "Improvements"      shall mean future improvements relating to Technical
                          Information and Documentation.

      "Know-how/          shall mean all information and data including
       Technology"        formulae designs specifications techniques procedures
                          plans discoveries and inventions (whether patented or not) as used at any time by Everbloom in growing, marketing and selling
                          Shiitake Mushroom at their facilities in Singapore and by any other licensees wherever legally possible, which pertain to the use and exploitation of the Process or the cultivation or marketing and sale of Shiitake
                          Mushroom by means of the Process, together with any further information or data pertaining thereto as may be available with Everbloom.

"Logs" shall mean raw materials comprising preformulated materials such as chopped wood and/or sawdust and Chemical Mix mixed with water in a ratio of approximately ______ grams of dry substrate to ______ grams of water produced according to Everbloom's Know-how/Technology.

"Materials"               shall mean Logs, Spawn and Chemical Mix.

"Parties"                 shall mean Everbloom and EM (UK).

"Process"                 shall mean the process to produce fungi of
                          the species Lentinus edodes by the means described in USA Patent Nos. 4987698,
                          4542608 and 4833821, and European Patent
                          Nos. 0107911 and 0248636 and British Patent
                          Nos 0107911, 2191074 and 2223922, copies of
                          which are available upon receipt.

"Product"                 shall mean Logs, Spawns and Shiitake Mushrooms.

"Plant" shall mean a facility in United Kingdom designed and approved by Everbloom and to produce ___________ metric tons of fresh Shiitake Mushrooms per annum, using the Technical Information, Documentation and Improvements provided by Everbloom hereunder. The land and investment for the Plant will be committed by EM (UK).

"Shiitake Mushroom"       shall mean the fungi of the species Lentinus edodes
                          cultivated according to the Process or any part thereof.

"Spawn" shall mean the spawn of the species Lentinus edodes produced according to Everbloom's Know-how/Technology.

"Technical Information"   shall mean the information,
                          know-how, data, formulae, specifications, techniques, designs, procedures, plans, discoveries and inventions (whether patented or not) available with Everbloom and relating to the following, in so far as the same has been commercially tested and used and found to be successful, including (but not limited to):-

                          (a)     design, engineering, fabrication,
                                  erection and installation of plant,
                                  machinery and equipment required for
                                  the production of Product and
                                  sources of supply thereof;

                          (b)     production processes and methods,
                                  operating conditions, pollution and
                                  quality control and testing and
                                  product development in respect of
                                  Product; and

                          (c)     chemical mixes and all other
                                  materials and ingredients to be used
                                  in the production of the Product
                                  including instructions on the
                                  required quantities and
                                  characteristics thereof and their
                                  treatment in the production of
                                  Product as well as sources of supply
                                  thereof.

1.2  In  this  Agreement,   unless  the  context  of  subject  matter  otherwise
     requires:-

     (a) The singular includes the plural and vice versa. Words importing any gender include the other gender. Words importing persons include corporations and incorporated bodies of persons and vice versa;

     (b) References to clauses and schedules are references to Clauses and Schedules to this Agreement;

     (c) References to agreements and deeds include all renewals, extensions and amendments thereof; and

     (d) The headings to the clauses herein are for convenience of reference only and do not form part of this Agreement or affect the interpretation hereof.


2.       SCOPE OF LICENCE

         In consideration of EM (UK)'s agreement to pay the amounts specified herein, Everbloom hereby grants to EM (UK) the right to use the Know-how/Technology in the production of Logs and Spawn and the cultivation of Shiitake Mushroom in United Kingdom.

3.       FINANCE & ACCOUNTING

3.1 It is the responsibility of EM (UK) to operate and maintain proper accounting procedures in accordance with generally accepted accounting principles.

3.2 EM (UK) shall keep at its registered office true and accurate records, accounts books and data ("Business Records") which shall accurately reflect all particulars relating to the Business and shall submit to Everbloom such information and reports concerning the Business in such form as may be specified by Everbloom.

3.3 EM (UK) shall submit quarterly statements of sales to Everbloom and Royalties payable within 15 days after the end of each quarter.

3.4 EM (UK) shall submit financial reports relating to the Business on a half-yearly basis.

3.5 EM (UK) shall submit annual audited accounts of the Business within 90 days after the year end.

3.6 EM (UK) shall preserve and keep all Business Records for a period as required by local tax laws.

3.7 Everbloom reserves the right to appoint a firm of independent accountants to review the records of the Business pertaining to the calculation of Royalties payable.

4.       TECHNICAL INFORMATION ETC, TO BE PROVIDED BY EVERBLOOM

4.1 Everbloom shall furnish to EM (UK) all Technical Information, Documentation and Improvements and render all assistance necessary to enable EM (UK) to successfully establish the Plant and to produce and cultivate the Product.

4.2 Without prejudice to the generality of the foregoing, Everbloom shall, from time to time, provide to EM (UK), complete and uptodate Technical Information, Documentation and Improvements:-

         (a) to enable EM (UK) to design, engineer, erect, install and commission the Plant and all machinery and equipment therein and to successfully produce, develop and sell the Product;

         (b) to enable EM (UK) to procure suitable machinery, equipment and spares at reasonable prices and to fabricate and manufacture the same indigenously in United Kingdom;

         (c) with regard to import substitution in respect of Plant, machinery, equipment and ingredients for the Product;

         (d) with regard to operational safety and maintenance procedures of the Plant and quality control, testing and product development in respect of Product and ingredients, packaging etc as required by the markets from time to time;

         (e) to enable EM (UK) to procure in the international markets, alternative raw materials, consumables and other imputs necessary for production of Product at reasonable prices;

         (f) with regard to measures to ensure the the project will not cause any pollution problems or environmental hazards and that the effluents will meet statutory requirements, and

         (g) with regard to the conversion into useful byproducts, of spent materials including logs after harvesting of mushrooms.

4.3 All Documentation to be furnished by Everbloom hereunder shall be in English and in the metric system.

4.4 Everbloom shall furnish the Technical Information and Documentation as aforesaid within thirty (30) days of the Effective Date.

5.       TRAINING OF EM (UK) PERSONNEL

5.1 During the tenure of this Agreement, Everbloom shall train EM (UK) personnel at the Plant as well as at other suitable factories for the proper use and exploitation of Technical Information, Documentation and Improvements furnished hereunder and for development of new products and articles. For the purpose, Everbloom shall deploy, as and when necessary, sufficiently knowledgeable and experienced consultants.

5.2 Any such consultants deployed by Everbloom shall, during their stay in United Kingdom, observe all rules and regulations that apply to EM (UK) employees. Likewise, any EM (UK) personnel being trained outside United Kingdom by Everbloom shall observe all rules and regulations that apply to Everbloom's employees in those countries respectively.

5.3 The EM (UK) personnel to be trained, the Everbloom consultants to be deployed and the periods of such training and deputation etc, shall be as agreed by the parties from time to time.

5.4 EM (UK) will meet the actual expenses of the Everbloom consultants deployed in United Kingdom, in respect of their travel, board and lodging; but no daily or other fees or remuneration will be paid to them.

6.       MANAGEMENT OF PLANT

6.1 During the tenure of this Agreement, Everbloom shall deploy its personnel in such numbers as are necessary to supervise, oversee and manage the operation of the Plant.

6.2 All costs and expenses incurred or accrued to the personnel shall be borne and paid by EM (UK). The costs and expenses shall include, but is not limited to, remuneration, salary, board, lodging, travel, transportation and other reasonable amenities.

7.       PAYMENTS

7.1 In consideration of the rights and licence granted, and duties and obligations undertaken by Everbloom herein, EM (UK) shall pay Everbloom a technology fee of (pound)100,000.00 upon the signing of this Agreement net of all taxes (including but not limited to withholding taxes), dues, charges and expenses, which shall be for EM (UK)'s sole account.

7.2 As consideration for the continual transfer of the Know-how/Technology, EM (UK) shall pay Everbloom a royalty of 10% on profit before tax.

7.3 Such royalties due under Clause 7.2 above shall be due immediately after the end of the quarter and payable within 30 days from that date without the need for a demand from Everbloom. Any late payment shall attract interest calculated at the rate of 1.5% per month from the due date.

7.4 Time will run from the date on which the production of sawdust and logs commences.

7.5      Any  improvements  to the  Know-how/Technology shall be passed on to EM
         (UK) without any further requirement of payments of fees or royalties.

7.6 The payments to be made by EM (UK) to Everbloom hereunder is also subject to the required approvals of the Government of United Kingdom and to such modifications as may be made by them.

8.       MARKETING OF PRODUCTS

         Everbloom agrees to use their best endeavours to assist EM (UK) to market the Products for sale internationally. Such sales shall be under the brand "Everbloom".

9.       WARRANTY

9.1 Everbloom warrants that the Technical Information, Documentation and Improvements furnished by it hereunder shall be of the latest and best type and quality and which in the experience, studies and tests of Everbloom have proved to be sufficient and technically and economically efficient and practical for the production of the Product and for establishment of a Plant of the specified capacity. Based on current specifications, production should be not less than 150 grams of fresh mushrooms from 1 kilogram of sawdust log.

9.2 Everbloom further warrants that all rights in the Technical Information, Documentation and Improvements furnished hereunder are proprietory and belong to Everbloom and that the use and exploitation thereof by EM (UK) and/or its sub licensees pursuant hereto will not infringe or violate any rights of any third parties.

9.3 Everbloom hereby indemnifies and shall keep indemnified EM (UK) and its sub licensees from and against all liabilities, expenses, losses, costs and damages that may be incurred by them on account of the infringement of the rights of any third party rights arising from the use and exploitation of the Technical Information, Documentation and Improvements and the production and cultivation of the Product.

10.      SUPPLY OF RAW MATERIALS AND COMMERCIAL SERVICES

10.1 In the event that EM (UK) requires any raw materials for the production and cultivation of the Product and makes a written request for the same, Everbloom shall supply the same for such prices and on such other terms as may mutually be agreed upon.

10.2 Everbloom will assist EM (UK) in the sourcing/supply of machinery and consumables required to set up and operate the Plant,as and when called upon to do so by EM (UK).

10.3 The raw materials shall include the Chemical Mix, which shall be supplied by Everbloom at the price of S$4.00 per kilogram FOB Singapore

11.      CONFIDENTIALITY

         Each Party hereto undertakes to keep secret all information of a confidential or secret nature supplied by one Party to the other pursuant to this Agreement and agrees not to disclose any of such information to the public or to any third party without the express prior consent in writing of the supplying Party and each Party in receipt of such information is to ensure that it discloses such information only to responsible employees and consultants whose duties are in furtherance of the objectives of this Agreement and which cannot be fulfilled without use by such Party of the information and where it is relevant to those duties and who are under binding obligations to keep secret such of the information as is necessarily disclosed to them.

12.      ASSIGNMENT

12.1 This Agreement shall enure to the benefit of the successors and assigns of Everbloom.

12.2 EM (UK) shall not be entitled at any time to assign, transfer or encumber this Agreement or any part thereof or the benefit thereof or control thereof or any benefit hereunder except with the previous written consent of Everbloom such consent not to be unreasonably withheld.

13.      DEFAULT AND TERMINATION

13.1 In the event that EM (UK) shall become insolvent or make an assignment for the benefit of creditors or be placed under judicial management or if other proceedings for the appointment of a receiver of EM (UK) or other custodian for EM (UK)`s business or assets if filed and is consented to by EM (UK) and is not dismissed within thirty (30) days or a receiver or other custodian is appointed or if proceedings for composition with creditors under any state or federal law shall be instituted by or against EM (UK) or if the real or personal property of EM (UK) shall be sold after levy thereupon by any sheriff, receiver, then upon the occurance of any said events, EM (UK) shall be deemed to be in default under this Agreement and all rights granted to EM (UK) hereunder shall thereupon terminate without any need for notice to EM
         (UK) and this Agreement shall thereupon be terminated.

13.2 Without prejudice to the generality of the foregoing EM (UK) shall be in default under this Agreement:-

         (a) if EM (UK) fails to submit when due financial reports which Everbloom is entitled to under this Agreement.

         (b) if EM (UK) fails to comply substantially with any of the requirements imposed upon it by the Agreement.

13.3 EM (UK) shall have the right to terminate this Agreement if Everbloom shall be in default of any of the following conditions:-

         (a) in the event that Everbloom is liquidated, dissolved or becomes insolvent or bankrupt or is placed under judicial management or the control to receivers or trustees.

         (b) if Everbloom is unable to conduct the business contemplated by this Agreement.

         In such event, the formulae for the Chemical Mix, which is held by Haridass Ho & Partners of 24 Raffles Place, #18-01/03 Clifford Centre, Singapore 048621, shall be made available to EM (UK) on written demand. In addition, should the Government of United Kingdom so require, the formula for the Chemical Mix shall be sent by Haridass Ho & Partners to EM (UK)'s nominated patent agents/attorneys upon receipt of a written request together with documentary proof of the Government's requirement.

14.      RIGHTS AND OBLIGATIONS OF PARTIES ON TERMINATION OR EXPIRATION

         Upon the termination or expiration of this Agreement all rights granted herein by Everbloom to EM (UK) shall revert to Everbloom.

15.      RELATIONSHIP OF PARTIES AND INDEMNIFICATION

15.1 It is hereby declared that EM (UK) is an independent contractor and not an agent, legal representative, joint venturer, partner, employee or servant of Everbloom and is not empowered to act on Everbloom's behalf in any manner. EM (UK) agrees that Everbloom is not in any way a fiduciary of EM (UK).

15.2 EM (UK) shall indemnify Everbloom, its officers, directors, employees, agents affiliates, successors and assigns, against:

         (a) any and all claims, damages or liabilities based upon, arising out of, or in any way related to any negligence or act or omission by EM (UK) or any its agents, contractors, servants, employees or licensees, and any obligation of EM (UK) incurred pursuant to any provision of this Agreement.

         (b) any or all fees (including attorney's fees), costs and other expenses incurred by or on behalf of Everbloom in the investigation, defence or prosecution of any and all claims.

16.      NOTICES

16.1 All notices or other communication to Everbloom contemplated by the terms of this Agreement shall be in writing and sent by registered mail, return receipt requested, addressed to Everbloom at 9 Seletar West Farmway 5, Singapore 798057 (or such other address as Everbloom shall designate in writing) or by facsimile or to such address confirmed by registered mail.

16.2 All notices to EM (UK) required by the terms of this Agreement shall be in writing and sent by registered mail, addressed to EVERBLOOM MUSHROOM
         (UK) LIMITED at 12 St Catherine Street, Cupar, Fife, Scotland, United Kingdom or such other address as EM (UK) shall designate in writing, or by facsimile or to such address confirmed by registered mail.

16.3 If by registered mail, any notice shall be deemed to have been given when received.

17.      TERMS

17.1 This Agreement embodies all the terms and conditions agreed upon between the Parties hereto and supercedes and cancels in all respects all previous agreements and undertakings between the Parties hereto with respect to the subject matter hereunder whether such be written or oral.

17.2 Nothing in this Agreement shall constitute a partnership between the Parties nor constitute one Party the agent of the other Party and vice versa.

18.      NO WAIVER

         No omission or delay on the part of any party in exercising its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any such right preclude the further or other exercise thereof or the exercise of any other right which it may have.

19.      SEVERANCE

         In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision of applicable law it shall be deleted and the remaining provisions hereof shall continue as amended so as to give effect to the spirit of this Agreement so far as possible.

20.      COSTS AND EXPENSES

         Unless otherwise expressly stated herein all costs and expenses incurred by either Party in the performance of this Agreement shall be borne by the Party incurring the same.

21.      AMENDMENTS

         The conditions contained in this Agreement may be varied, altered, amended or deleted and fresh conditions embodied from time to time by mutual consent in writing and duly signed and executed by the Parties hereto and such writing would then be deemed for all purposes to be part and parcel of this Agreement and to be read and interpreted so and neither Party would contest the validity thereof.

22.      GOVERNMENTAL APPROVALS

22.1 The Parties hereto undertake to obtain from the respective Governments all approvals and authorisations necessary or required for the implementation of the provisions of this Agreement.

22.1 Should approval and or authorisation from the respective Governments be subsequently withdrawn for any reason whatsoever, this agreement shall automatically be terminated unless otherwise agreed between the Parties.

23.      APPLICABLE LAW/JURISDICTION

23.1 This Agreement shall in all respects be governed by and construed in accordance with the laws of the Republic of Singapore and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

         IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year written above.



SIGNED by Dr Tan Kok Kheng            )
for and on behalf of EVERBLOOM        )
INTERNATIONAL TECHNOLOGY              )
PTE LTD in the presence of :-         )






SIGNED by  Prof John E Smith          )
for and on behalf of EVERBLOOM        )
MUSHROOM  (UK) LTD                    )
in the presence of :-                 )